Exhibit 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Jerome J. Gassen or John J. Letter, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Jerome J. Gassen	President, Chief Executive Officer,	March 28, 2011
Jerome J. Gassen	and a Director (Principal Executive Officer)

/s/ John J. Letter	Senior Vice President, Treasurer	March 28, 2011
John J. Letter	and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Michael E. Bosway	Director	March 28, 2011
Michael E. Bosway

/s/ Donald C. Danielson	Director	March 28, 2011
Donald C. Danielson

/s/ Charles M. Drackett, Jr.	Director	March 28, 2011
Charles M. Drackett, Jr.

/s/ R. Scott Hayes	Director	March 28, 2011
R. Scott Hayes

/s/ Richard E. Hennessey	Director	March 28, 2011
Richard E. Hennessey

/s/ Michael E. Kent	Chairman of the Board of Directors	March 28, 2011
Michael E. Kent

/s/ Ronald R. Pritzke	Director	March 28, 2011
Ronald R. Pritzke